Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omitted portions are indicated in this presentation with redactions. Confidential treatment has been requested with respect to this omitted information.

Exhibit (b)(2)

Execution Version

CONSENT AND SECOND AMENDING AGREEMENT

THIS AGREEMENT is made effective as of December 15, 2022

BETWEEN:

HAMMERHEAD RESOURCES INC., a corporation subsisting under the laws of the Province of Alberta (hereinafter referred to as the "Borrower"),

OF THE FIRST PART,

- and -

CANADIAN IMPERIAL BANK OF COMMERCE, ROYAL BANK OF CANADA, ATB FINANCIAL, BUSINESS DEVELOPMENT BANK OF CANADA AND CANADIAN WESTERN BANK (hereinafter referred to collectively as the "Lenders"  and individually as a "Lender"),

OF THE SECOND PART,

- and -

CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian chartered bank, as agent of the Lenders (hereinafter referred to as the "Agent"),

OF THE THIRD PART.

WHEREAS pursuant to a lender assignment agreement dated as of the date hereof, which became effective immediately prior to the effectiveness of this Agreement, National Bank of Canada assigned all of its Commitments and all of its right, title and interest in, to and under each of the outstanding Loans and other Obligations to Royal Bank of Canada ("RBC") and, accordingly, RBC became a Lender in accordance with the terms of the Credit Agreement; in connection with the aforementioned assignment, RBC's Affiliate, RBC Capital Markets, replaced National Bank of Canada's Affiliate, National Bank Financial Markets, as a Co-Lead Arranger and Joint Bookrunner;

AND WHEREAS pursuant to a letter from the Borrower addressed to the Agent dated November 28, 2022 the Borrower advised the Agent that (a) the Borrower, Decarbonization Plus Acquisition Corporation IV, Hammerhead Energy Inc. and 2453729 Alberta ULC have entered into a business combination agreement dated as of September 25, 2022 (as in effect on the date hereof, the "BCA"), which provides for the terms of a business combination that will result in the Borrower becoming an Alberta unlimited liability company and a Wholly-Owned Subsidiary of New SPAC (as defined in the BCA), which will be a publicly traded company listed on the Nasdaq Capital Market and (b) the transactions contemplated by the BCA will be effected through the plan of arrangement scheduled to the BCA (as in effect on the date hereof, the "POA") under section 193 of the Business Corporations Act (Alberta) (collectively, the "Transaction");

AND WHEREAS the Borrower has requested that the Lenders consent to the Transaction notwithstanding the terms of the Credit Agreement;

AND WHEREAS the Lenders have agreed to consent to the Transaction on the terms and conditions as hereinafter set forth, and the parties hereto have agreed to amend and supplement certain provisions of the Credit Agreement as hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

1. Interpretation

1.1 In this Agreement and the recitals hereto, unless something in the subject matter or context is inconsistent therewith: "Agreement" means this agreement, as amended, modified, supplemented or restated from time to time.

"Amalco Borrower" means the Amalgamated Company (as defined in the BCA).

"Credit Agreement" means the fourth amended and restated credit agreement made as of June 9, 2022 between the Borrower, the Lenders (originally excluding, for certainty, Royal Bank of Canada and originally including, for certainty, National Bank of Canada) and the Agent, as amended by a first amending agreement made as of September 14, 2022 and as otherwise amended, supplemented or otherwise modified prior to the effectiveness of this Agreement.

1.2 Capitalized terms used herein without express definition shall have the same meanings herein as are ascribed thereto in the Credit Agreement, as amended by this Agreement.

1.3 The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless the context otherwise requires, references herein to "Sections" are to Sections of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreements supplemental hereto.

1.4 This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

1.5 The following Exhibits are annexed hereto and are incorporated by reference and deemed to be part hereof: Exhibit 1 - Lenders and Commitments

Exhibit 2 - Compliance Certificate

Exhibit 3 - Form of Confirmation of Guarantee and Security

2. Consent to Transaction

2.1 Subject to Section 2.2, the Agent and each Lender hereby consents to the Transaction (the "Transaction Consent"),  provided that:

(a) the Transaction Consent is limited solely to, and shall be effective only with respect to, the Transaction; and

(b) except as expressly provided herein and for the limited purposes herein, nothing contained herein shall waive, limit or affect (i) any Secured Obligations or (i) any provision of the Credit Agreement or any other Documents, the Lender Financial Instruments or the Cash Management Documents, all of which continue in full force and effect and all of which are hereby ratified and confirmed by the Borrower.

2.2 The Transaction Consent shall be effective upon, and shall be subject to, the satisfaction of the following conditions precedent having been satisfied:

(a) receipt by the Agent of a fully executed copy of a confirmation of guarantee and security, in form and substance satisfactory to the Agent, from the Amalco Borrower;

(b) the Amalco Borrower shall have delivered to the Agent and the Lenders true, correct and complete copies of the BCA and the POA, together with an Officer's Certificate certifying the same to the Agent and the Lenders;

(c) the Agent and the Lenders shall have received a legal opinion from legal counsel to the Amalco Borrower, which shall be in form and substance satisfactory to the Agent and the Lenders' Counsel, each acting reasonably;

(d) the Amalco Borrower shall have delivered to the Agent: (i) as and if applicable, a current certificate of status, good standing or compliance, as the case may be, in respect of its jurisdiction of formation; (ii) certified copies of its articles and by-laws or equivalent constating documents or governing agreements; (iii) certified copies of all applicable resolutions authorizing the Credit Facilities, the Documents to which it is a party and the transactions thereunder; and (iv) certificates of incumbency in respect of the persons executing and delivering the Documents to which it is a party and which are being executed and delivered to satisfy the conditions precedent set forth in Section 2 of this Agreement;

(e) each of the representations and warranties set forth in Section 9.1 of the Credit Agreement (other than those expressed to be given as of a specific date) shall be true and accurate in all respects, in each case, as of the date hereof, and the Amalco Borrower shall have delivered to the Agent and the Lenders an Officer's Certificate certifying the same to the Agent and the Lenders; and

(f) no Default or Event of Default shall have occurred and be continuing or shall result from or exist immediately after the coming into effect of the Transaction Consent and the Amalco Borrower shall have delivered to the Agent and the Lenders an Officer's Certificate certifying the same to the Agent and the Lenders.

3. Amendments and Supplements

3.1 Redetermination  of the Borrowing Base. The Lenders hereby confirm and agree that as of the date hereof the Borrowing Base has been determined to be Cdn.$350,000,000, and that the foregoing shall constitute the November 30, 2022 Borrowing Base determination for the purposes of

Section 2.23(2) of the Credit Agreement.

3.2 Increase of Syndicated Facility Commitment.

(a) The definition of "Syndicated Facility" in Section 1.1 of the Credit Agreement is hereby amended by deleting the reference to "$280,000,000" and substituting "$330,000,000" therefor.

(b) The parties hereto hereby confirm and agree that the maximum principal amount of the Syndicated Facility is hereby increased from Cdn.$280,000,000 to Cdn.$330,000,000.

3.3 Amendments Regarding Repayment of 2024 Unsecured Notes and Permitted Distributions.

(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following defined terms in the appropriate alphabetical order:

"Forecasted First Lien Debt to EBITDA Ratio" means, as at each Quarter End (to the extent that a Pricing and Availability Forecast has been delivered for such Quarter End pursuant to Section 10.1(e)(iv.2)), the forecasted First Lien Debt to EBITDA Ratio of the Borrower for the 12-month period following such Quarter End (which, for certainty, shall be calculated using the lower of (a) strip pricing or

(b) budgeted pricing as provided to the Lenders pursuant to the Pricing and Availability Forecast delivered for such Quarter End in accordance with Section 10.1(e)(iv.2)).

"Forecasted Undrawn Availability"  means, as at each Quarter End (to the extent that a Pricing and Availability Forecast has been delivered for such Quarter End pursuant to Section 10.1(e)(iv.2)), the forecasted undrawn availability under the Credit Facilities for the

12-month period following such Quarter End based on the Pricing and Availability Forecast delivered for such Quarter End in accordance with Section 10.1(e)(iv.2).

"Junior Debt Repayment" has the meaning ascribed to such term in the definition of "Permitted Junior Debt Repayment". "ROC Distribution" has the meaning ascribed to such term in the definition of "Permitted Distributions".

(a) The definition of "Permitted Distributions" in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

"Permitted Distributions" means, in respect of the Borrower or any of its Subsidiaries, any one or more of the following:

(a) any Distribution by a Subsidiary to the Borrower, by a Subsidiary to a Guarantor and by the Borrower to a Guarantor;

(b) Distributions directly or indirectly to a Related Party in respect of obligations under the 2024 Unsecured Notes and 2024 Unsecured Note Documentation to the extent (x) such obligations relate to outstanding 2024 Unsecured Notes held by such Related Party, and (y) any Distribution in respect of the preceding clause (x) is otherwise permitted under Section 10.2(l); or

(c) any Distribution of the type referred to in clauses (a) or (b) of the definition thereof (each, a "ROC Distribution"); provided that:

(i) the Borrower shall have delivered a Pricing and Availability Forecast covering the period in which such Distribution is to be made, pursuant to Section 10.1(e)(iv.2);

(ii) as at the immediately preceding Quarter End for which a Compliance Certificate has been delivered by the Borrower, the Forecasted First Lien Debt to EBITDA Ratio and the First Lien Debt to EBITDA Ratio shall each have been less than or equal to 1.5:1.0, on a pro forma basis giving effect to such Distribution;

(iii) as at the immediately preceding Quarter End for which a Compliance Certificate has been delivered by the Borrower, the Borrower shall have had undrawn availability and Forecasted Undrawn Availability under the Credit Facilities, in each case, of not less than 30% of the aggregate Commitments of all Lenders, on a pro forma basis giving effect to such Distribution; and

(iv) no Borrowing Base Shortfall, Default or Event of Default exists or is expected to result therefrom.

(b) The definition of "Permitted Junior Debt Repayment" in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

"Permitted Junior Debt Repayment" means any repayment, repurchase, redemption or other retirement (or any combination thereof) of principal amounts in respect of the 2024 Unsecured Notes (each, a "Junior Debt Repayment"); provided that:

(a) the Borrower shall have delivered a Pricing and Availability Forecast covering the period in which such Junior Debt Repayment is to be made, pursuant to Section 10.1(e)(iv.2);

(b) as at the immediately preceding Quarter End for which a Compliance Certificate has been delivered by the Borrower, the Forecasted First Lien Debt to EBITDA Ratio and the First Lien Debt to EBITDA Ratio shall each have been less than or equal to 1.5:1.0, on a pro forma basis giving effect to such repayment, repurchase, redemption or other retirement;

(c) as at the immediately preceding Quarter End for which a Compliance Certificate has been delivered by the Borrower, the Borrower shall have had undrawn availability and Forecasted Undrawn Availability under the Credit Facilities, in each case, of not less than 30% of the aggregate Commitments of all Lenders, on a pro forma basis giving effect to such repayment, repurchase, redemption or other retirement; and

(d) no Borrowing Base Shortfall, Default or Event of Default exists or is expected to result therefrom,

and at least 5 Banking Days prior to giving effect to such repayment, repurchase, redemption or other retirement of 2024 Unsecured Notes, the Borrower has delivered an Officer's Certificate to the Agent attaching any amendments or supplements to the 2024 Unsecured Note Documentation permitted by Section 10.2(n)(iii).

(c) The definition of Permitted Junior Debt Repayment Mandatory Hedge in Section 1.1 of the Credit Agreement is hereby deleted in its entirety.

(d) The definition of "Pricing and Availability Forecast" in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

"Pricing and Availability  Forecast" means, as at each applicable Quarter End, a commodity pricing and credit availability forecast for the 12-month period following such Quarter End delivered by the Borrower in accordance with Section 10.1(e)(iv.2).

(b) Section 10.1(e) of the Credit Agreement is hereby amended by adding a new subparagraph (iv.2) immediately following the existing subparagraph (iv), as follows:

"(iv.2) Pricing and Availability Forecast - concurrently with furnishing the financial statements pursuant to Sections 10.1(e)(iii) and 10.1(e)(iv), a Pricing and Availability Forecast to the extent that a ROC Distribution and/or Junior Debt Repayment is intended to be made during the forecasted period (for certainty, subject to Sections 10.2(g) and 10.2(l));"

(c) Section 10.1(e)(v) of the Credit Agreement is hereby amended by deleting "First Lien Debt to EBITDA Ratio or Debt to EBITDA Ratio" and substituting "First Lien Debt to EBITDA Ratio or Debt to EBITDA Ratio and, to the extent that a Pricing and Availability Forecast has been delivered for the applicable Quarter End pursuant to Section 10.1(e)(iv.2), the First Lien Debt to EBITDA Ratio, the undrawn availability under the Credit Facilities, the Forecasted First Lien Debt to EBITDA Ratio and the Forecasted Undrawn Availability under the Credit Facilities, in each case, pro forma all ROC Distributions and Junior Debt Repayments" therefor.

(d) Section 10.2(l) of the Credit Agreement is hereby amended by deleting the reference to "Other than the Permitted Junior Debt Repayment" and substituting "Other than Permitted Junior Debt Repayments" therefor.

3.4 Replacement of National Bank Financial Markets with RBC Capital Markets as Co-Lead Arranger  and Joint Bookrunner. The definition of "Co-Lead Arrangers" in Section 1.1 of the Credit Agreement is hereby amended by deleting "National Bank Financial Markets" and substituting "RBC Capital Markets" therefor.

3.5 Replacement of Schedule A. Schedule A to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit 1 attached hereto to, inter alia, provide that the Operating Facility Commitment and the Syndicated Facility Commitment of each Lender shall be the amount set forth opposite its name on such new Schedule A.

3.6 Replacement of Schedule C. Schedule C to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit 2 attached hereto.

3.7 Amendments re: Conforming Changes to Schedules. Each of Schedules D, E, F, G, H-4-H-7 and I of the Credit Agreement is hereby amended by deleting each of the references to "National Bank of Canada" therein and substituting "Royal Bank of Canada" therefor.

4. Funding of Loans to Reflect Revised Commitments

4.1 Funding  of Outstanding Loans. In order to give effect to the new and revised Commitments under the Syndicated Facility contemplated hereby, upon, and with effect from, the satisfaction of the conditions precedent set forth in Section 7, the Lenders hereby agree to take all steps and actions and execute and deliver all agreements, instruments and other documents as may be required by the Agent or any of the Lenders (including the assignment of interests in, or the purchase of participations in, existing Loans) to give effect to the increase in the Syndicated Facility and the revised Commitments under the Syndicated Facility and to ensure that the aggregate Obligations owing to each Lender under the Syndicated Facility are outstanding in proportion to each Lender's Rateable Portion of all outstanding Obligations under such Credit Facility after giving effect to such revised Commitments; provided that, the foregoing provisions of this Section 4.1 shall not apply to Bankers' Acceptances outstanding on the date hereof, such Bankers' Acceptances being subject to and dealt with pursuant to Section 4.2 hereof.

4.2 Outstanding Bankers' Acceptances.

(a) The parties hereby acknowledge that, on the date hereof, Bankers' Acceptances under the Syndicated Facility having terms to maturity ending after the date hereof may be outstanding (the "Outstanding BAs"). Notwithstanding any provision of the Credit Agreement or this Agreement to the contrary, it is acknowledged and agreed by the parties hereto that all rights and interests of the Lenders in respect of, and any obligation of the Borrower to pay or reimburse the Lenders in respect of, the Outstanding BAs are solely a risk and for the account of the Lenders based upon their respective Rateable Portions under the Syndicated Facility as in effect prior to and without regard to the provisions of this Agreement.

(b) Notwithstanding the foregoing, from time to time, as the Outstanding BAs mature and Rollovers and Conversions are made by the Borrower in respect thereof, each of the Lenders shall participate in the Loans effecting such Rollovers and Conversions to the full extent of its Syndicated Facility Commitment and Rateable Portion therein after giving effect to the provisions of this Agreement.

5. Representations and Warranties

The Borrower hereby represents and warrants to the Agent and to each Lender, and the Borrower acknowledges and confirms that the Agent and each Lender are relying upon such representations and warranties, as follows:

(a)  Capacity, Power and Authority

It is duly amalgamated and is validly subsisting under the laws of the Province of Alberta and has all the requisite corporate capacity, power and authority to carry on its business as presently conducted and to own its property.

Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omitted portions are indicated in this presentation with redactions. Confidential treatment has been requested with respect to this omitted information.

(b)  Authorization; Enforceability

It has taken or caused to be taken all necessary action to authorize, and has duly executed and delivered, this Agreement, and this Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, winding up, insolvency, moratorium or other laws of general application affecting the enforcement of creditors' rights generally and to the equitable and statutory powers of the courts having jurisdiction with respect thereto.

(c)  Compliance with Other Instruments

The execution, delivery and performance by the Borrower of this Agreement and the consummation of the transactions contemplated herein do not conflict with, result in any breach or violation of, or constitute a default under the terms, conditions or provisions of the charter or constating documents or by-laws of, or any unanimous shareholder agreement relating to, the Borrower or of any law, regulation, judgment, decree or order binding on or applicable to the Borrower or to which its property is subject or of any material agreement, lease, license, permit or other instrument to which the Borrower is a party or is otherwise bound or by which the Borrower benefits or to which its property is subject and do not require the consent or approval of any Governmental Authority or any other party.

(d)  No Default

No Default or Event of Default has occurred or is continuing or will occur immediately after giving effect to the amendments and supplements to the Credit Agreement contemplated hereby and the other provisions of this Agreement.

(e)  Credit Agreement Representations and Warranties

Each of the representations and warranties of the Borrower set forth in Article 9 of the Credit Agreement, as amended by this Agreement is true and accurate in all respects as of the date hereof except those made as of a specified date.

The representations and warranties set out herein shall survive the execution and delivery of this Agreement and the making of each Drawdown under the Credit Agreement, notwithstanding any investigations or examinations which may be made by or on behalf of the Agent, the Lenders or Lenders' Counsel. Such representations and warranties shall survive until the Credit Agreement has been terminated.

6. Fees

6.1 The Borrower hereby agrees to pay to the Agent for each Lender (other than RBC) which will have increased its aggregate Commitments under the Credit Facilities (after giving effect hereto) from such aggregate Commitments as in effect under the Credit Agreement immediately prior to the date hereof, in each case, a fee in Canadian Dollars in an amount equal to [***]% per annum of such increased amount of each such Lender's aggregate Commitments under the Credit Facilities after giving effect hereto.

6.2 The Borrower hereby agrees to pay to the Agent for RBC a fee in Canadian Dollars in an amount equal to [***]% per annum of RBC's aggregate Commitments under the Credit Facilities after giving effect hereto.

7. Conditions Precedent

The amendments and supplements to the Credit Agreement contained in Section 3 of this Agreement shall be effective upon, and shall be subject to, the satisfaction of the following conditions precedent:

(a) the Borrower shall have paid to the Agent, for each Lender (as applicable), the fees required to be paid pursuant to Section 6; (b) receipt by the Agent of a fully executed copy of:

(i) this Agreement; and

(ii) a Confirmation of Guarantee and Security, in the form attached hereto as Exhibit 3, from each Guarantor;

(c) the Agent and the Lenders shall have received a legal opinion from legal counsel to the Borrower and the Guarantors, which shall be in form and substance satisfactory to the Agent and the Lenders' Counsel, each acting reasonably;

(d) the Borrower and each Guarantor shall have delivered to the Agent: (i) as and if applicable, a current certificate of status, good standing or compliance, as the case may be, in respect of its jurisdiction of formation; (ii) certified copies of its articles and by-laws or equivalent constating documents or governing agreements to the extent not previously delivered in connection with the Credit Agreement or, if previously delivered, a certification that there has been no amendment, modification or supplement thereto since the previous delivery thereof; (iii) certified copies of all applicable resolutions authorizing the Credit Facilities, the Documents to which it is a party and the transactions thereunder to the extent not previously delivered in connection with the Credit Agreement, or, if previously delivered, a certification that there has been no amendment, modification or supplement thereto since the previous delivery thereof; and (iv) certificates of incumbency in respect of the persons executing and delivering the Documents to which it is a party and which are being executed and delivered to satisfy the conditions precedent set forth in Section 7 of this Agreement;

(e) each of the representations and warranties set forth in Section 9.1 of the Credit Agreement (other than those expressed to be given as of a specific date) shall be true and accurate in all respects, in each case, as of the date hereof, and the Borrower shall have delivered to the Agent and the Lenders an Officer's Certificate certifying the same to the Agent and the Lenders; and

(f) no Default or Event of Default shall have occurred and be continuing or shall result from or exist immediately after the coming into effect of the amendments and supplements to the Credit Agreement contemplated by Section 3 of this Agreement and the Borrower shall have delivered to the Agent and the Lenders an Officer's Certificate certifying the same to the Agent and the Lenders.

The foregoing conditions precedent are inserted for the sole benefit of the Lenders and the Agent and may be waived in writing by the Lenders, in whole or in part (with or without terms and conditions).

8. Confirmation of Credit Agreement and other Documents

The Credit Agreement and the other Documents to which the Borrower is a party and all covenants, terms and provisions thereof, except as expressly amended and supplemented by this Agreement, shall be and continue to be in full force and effect and the Credit Agreement as amended and supplemented by this Agreement and each of the other Documents to which the Borrower is a party is hereby ratified and confirmed and shall from and after the date hereof continue in full force and effect as herein amended and supplemented, with such amendments and supplements being effective from and as of the date hereof upon satisfaction of the conditions precedent set forth in Section 7 hereof.

9. Further Assurances

The parties hereto shall from time to time do all such further acts and things and execute and deliver all such documents as are required in order to effect the full intent of and fully perform and carry out the terms of this Agreement.

10. Enurement

This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

11. Counterparts

This Agreement may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by fax or other electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. The words "execution", "execute", "signed", "signature", and words of like import in or related to any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, as provided in Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario), the Electronic Transactions Act (British Columbia), the Electronic Transactions Act (Alberta), or any other similar laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada. The Agent may, in its discretion, require that any such documents and signatures executed electronically or delivered by fax or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature executed electronically or delivered by fax or other electronic transmission.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

BORROWER:

HAMMERHEAD RESOURCES INC.

By:	/s/ Michael Kohut
Name: Michael Kohut
Title: Chief Financial Officer

By:	/s/ Scott Sobie
Name: Scott Sobie
Title: President and Chief Executive Officer

Signature Page to the Consent and Second Amending Agreement (Hammerhead Resources Inc.)

LENDERS:

CANADIAN IMPERIAL BANK OF COMMERCE

By:	/s/ Adam Fellows
Name: Adam Fellows
Title: Executive Director

By:	/s/ Ryan Shea
Name: Ryan Shea
Title: Executive Director

Signature Page to the Consent and Second Amending Agreement (Hammerhead Resources Inc.)

ROYAL BANK OF CANADA

By:	/s/ John Crisfield
Name: John Crisfield
Title: Associate

By:	/s/ Mike Gaudet
Name: Mike Gaudet
Title: Authorized Signatory

Signature Page to the Consent and Second Amending Agreement (Hammerhead Resources Inc.)

ATB FINANCIAL

By:	/s/ Matthew Littlejohn
Name: Matthew Littlejohn
Title: Director

By:	/s/ Sean Koo
Name: Sean Koo
Title: Associate Director

Signature Page to the Consent and Second Amending Agreement (Hammerhead Resources Inc.)

BUSINESS DEVELOPMENT BANK OF CANADA

By:	/s/ Scott Overes
Name: Scott Overes
Title: Senior Director, Syndicated Financing

By:	/s/ Olivier Favreau
Name: Olivier Favreau
Title: Associate Director, Syndicated Financing

Signature Page to the Consent and Second Amending Agreement (Hammerhead Resources Inc.)

CANADIAN WESTERN BANK

By:	/s/ K. Ryckborst
Name: K. Ryckborst
Title: Snr. Manager, Oil & Gas Banking

By:	/s/ Craig Preiksaitis
Name: Craig Preiksaitis
Title: Snr. Manager, Corporate Lending

Signature Page to the Consent and Second Amending Agreement (Hammerhead Resources Inc.)

AGENT:

CANADIAN IMPERIAL BANK OF COMMERCE, in its capacity as Agent

By:	/s/ Adam Fellows
Name: Adam Fellows
Title: Executive Director

By:	/s/ Ryan Shea
Name: Ryan Shea
Title: Executive Director

Signature Page to the Consent and Second Amending Agreement (Hammerhead Resources Inc.)

Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Omitted portions are indicated in this presentation with redactions. Confidential treatment has been requested with respect to this omitted information.

EXHIBIT 1 TO THE CONSENT AND SECOND AMENDING AGREEMENT MADE AS OF DECEMBER 15, 2022

SCHEDULE A LENDERS AND
COMMITMENTS

Lender	Syndicated Facility Commitment	Operating Facility Commitment	Total
Canadian Imperial Bank of Commerce	[***]	[***]	[***]
Royal Bank of Canada	[***]	[***]	[***]
ATB Financial	[***]	[***]	[***]
Business Development Bank of Canada	[***]	[***]	[***]
Canadian Western Bank	[***]	[***]	[***]
	Cdn.330,000,000.00	Cdn.$ 20,000,000.00	Cdn.$ 350,000,000.00

SCHEDULE C COMPLIANCE
CERTIFICATE

TO: Canadian Imperial Bank of Commerce, in its capacity as agent of the Lenders (the "Agent")

AND TO: Each of the Lenders

1. Reference is made to the fourth amended and restated credit agreement made as of June 9, 2022 between Hammerhead Resources Inc. (the "Borrower"), as borrower, Canadian Imperial Bank of Commerce, Royal Bank of Canada and the other financial institutions party thereto in their capacity as Lenders and the Agent and relating to the establishment of certain credit facilities in favour of the Borrower (as further amended, modified, supplemented or restated, the "Credit Agreement"). Capitalized terms used herein, and not otherwise defined herein, shall have the meanings attributed to such terms in the Credit Agreement.

2. This Compliance Certificate is delivered to the Agent pursuant to Section 10.1(e)(v) of the Credit Agreement.

3. The undersigned, [name], [Executive Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial  Officer, Vice President, Treasurer] of the Borrower hereby certifies that, as of the date of this Compliance Certificate, I have made or caused to be made such investigations as are necessary or appropriate for the purposes of this Compliance Certificate and:

(a) the [unaudited OR audited]  consolidated financial statements of the Borrower for the [fiscal quarter OR fiscal year] ending [•],[•] provided pursuant to Section 10.1(e)[(iii) OR (iv)] of the Credit Agreement were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof;

(b) a copy of the Borrower's approved annual consolidated operating budget for the fiscal year ending [•],[•]; pursuant to Section 10.1(e)(i) of the Credit Agreement is attached hereto as Schedule               ; [Insert  (b) for year end Compliance  Certificates only]

(c) the representations and warranties made by the Borrower in Article 9 of the Credit Agreement (other than any representations and warranties which expressly speak of an earlier date) are true and accurate in all respects as at the date hereof, except as has heretofore been notified to the Agent by the Borrower in writing [or except as described in Schedule               hereto];

(d) no Default or Event of Default has occurred and is continuing, except as has heretofore been notified to the Agent by the Borrower in writing [or except as described in Schedule               hereto];

(e) the Borrower and the Material Subsidiaries legally, beneficially and directly own [•]% of the Consolidated Net Tangible Assets of the Borrower as at the aforementioned [fiscal quarter OR fiscal year] based on the most recent financial statements of the Borrower; attached hereto as Exhibit A is a determination of such calculation regarding the Consolidated Net Tangible Assets as at the end of the aforementioned [fiscal quarter OR fiscal year], together with particulars of the determination of such calculation;

(f) as at the end of the aforementioned [fiscal quarter OR fiscal year], the [First Lien Debt to EBITDA Ratio OR Debt to EBITDA Ratio] was [•]:1.0 [and the First Lien Debt to EBITDA Ratio (pro forma all ROC Distributions and Junior Debt Repayments) was [•]:1.0]1; attached hereto as Exhibit B is a determination of such financial ratio as at the end of the aforementioned [fiscal quarter OR fiscal year], together with particulars of each of the definitions and elements included in the determination of such financial ratio;

(g) [as at the end of the aforementioned [fiscal quarter OR fiscal year], the undrawn availability under  the Credit  Facilities (pro forma all ROC Distributions and Junior Debt Repayments) was [•]; attached hereto  as Exhibit C is a determination of such pro forma undrawn availability as at the end of the aforementioned [fiscal quarter OR fiscal year], together  with particulars of each of the definitions  and elements included in the determination thereof;] [Note: To include certification (g) if a Pricing and Availability Forecast is being delivered  at such time pursuant to Section 10.1(e)(iv.2).]

(h) [as at the end of the aforementioned [fiscal quarter OR fiscal year], the Forecasted First Lien Debt to EBITDA Ratio (pro forma all ROC Distributions and Junior Debt Repayments) was [•]:1.0; attached hereto  as Exhibit D is a determination of such forecasted financial  ratio as at the end of the aforementioned [fiscal quarter OR fiscal year], together  with particulars of each of the definitions and elements included in the determination of such financial  ratio;]  [Note: To include certification (h) if a Pricing  and Availability  Forecast is being delivered  at such time pursuant to Section 10.1(e)(iv.2).]

(i) [as at the end of the aforementioned [fiscal quarter OR fiscal year], the Forecasted Undrawn Availability  (pro forma all ROC Distributions and Junior Debt Repayments) was [•]; attached hereto as Exhibit E is a determination of such forecast as at the end of the aforementioned [fiscal quarter OR fiscal year], together  with particulars of each of the definitions  and elements included in the determination thereof;] [Note: To include certification (i) if a Pricing and Availability  Forecast is being delivered  at such time pursuant to Section 10.1(e)(iv.2).]

(j) [Schedule     hereto contains (i) a report on the status  of all outstanding Financial  Instruments of the Borrower and its Subsidiaries to the extent that such status  is not detailed  in the financial  statements of the Borrower accompanying this Compliance  Certificate and (ii) a report detailing  the Borrower's current dividend  policy and hedging policy, in each case to the extent either has changed from the delivery of the last financial  statements; [and]] [Note: the dividend  policy in (g)(ii) is only required if the Borrower begins to pay a regular dividend  on its common shares]

(k) the Liability Management Rating of the Borrower and each of its Subsidiaries in each Relevant Jurisdiction in which the Energy Regulator for such Relevant Jurisdiction utilizes and publishes the Liability Management Rating, is as follows:

Borrower/Subsidiary	Relevant Jurisdiction	Liability Management Rating
[•]	[•]	[•]

________________
1 Note: To include bracketed language if a Pricing and Availability Forecast is being delivered at such time pursuant to Section 10.1(e)(iv.2).

I give this Compliance Certificate on behalf of the Borrower and in my capacity as the [Executive Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial  Officer, Vice President, Treasurer] of the Borrower and no personal liability is created against or assumed by me in the giving of this Compliance Certificate.

Dated at [•], this [•] day of [•],[•].

HAMMERHEAD RESOURCES INC.

Name:
Title: [Executive Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Vice President, Treasurer]

EXHIBIT 3 TO THE CONSENT AND SECOND AMENDING AGREEMENT MADE AS OF DECEMBER 15, 2022

CONFIRMATION OF GUARANTEE AND SECURITY

TO:	The Lenders, Hedging Affiliates and Cash Managers (collectively, with the Agent (as defined below), the "Beneficiaries")
AND TO:	Canadian Imperial Bank of Commerce, as agent of the Lenders (the "Agent")
DATED:	December 15, 2022

WHEREAS Hammerhead Resources Inc. (by its amalgamation predecessor Canadian International Oil Corp.) (the "Borrower") entered into a credit agreement made as of November 15, 2015, as amended and restated as of July 10, 2017, June 19, 2020, May 31, 2021, and as further amended and restated as of June 9, 2022, as amended by a first amending agreement dated as of September 14, 2022, between the Borrower, the Lenders and the Agent (the "Existing Credit Agreement");

AND WHEREAS Canadian Imperial Bank of Commerce replaced The Toronto-Dominion Bank (the "Original Agent") as Agent under the Credit Agreement pursuant to the Existing Credit Agreement;

AND WHEREAS the undersigned guaranteed all of the Obligations (as defined in the Guarantee (as defined below)) (collectively, the "Guaranteed Obligations") pursuant to a guarantee made as of June 5, 2020 granted by the undersigned in favour of the Agent and the Beneficiaries, as confirmed by a confirmation of guarantee and security dated June 19, 2020, a confirmation of guarantee and security dated November 13, 2020, a confirmation of guarantee and security dated May 31, 2021 and a confirmation of guarantee and security dated June 9, 2022 (together, the "Confirmations") (as so confirmed, the "Guarantee");

AND WHEREAS, as collateral security for its obligations under the Guarantee and certain of its other obligations, liabilities and indebtedness owing to the Beneficiaries, including, for certainty, its Obligations (as defined in the GSA (as defined below) and as defined in the Debenture Pledge (as defined below)) (the "Secured  Obligations"), the undersigned executed and delivered to the Agent, on behalf of the Beneficiaries, inter alia, (i) a floating charge demand debenture dated June 5, 2020 granted by the undersigned in favour of the Agent (as successor to the Original Agent (as defined below)) for the benefit of the Beneficiaries (the "Original Debenture"), as amended and restated pursuant to an amended and restated floating charge demand debenture dated June 9, 2022 granted by the undersigned in favour of the Agent for the benefit of the Beneficiaries (the "Existing Debenture") and (ii) (A) a general security agreement made as of June 5, 2020 (the "GSA") between the undersigned and the Agent (as successor to the Original Agent (as defined below)) for the benefit of the Beneficiaries and (B) a debenture pledge agreement dated June 5, 2020 (the "Debenture Pledge") in respect of the Original Debenture granted by the undersigned in favour of the Agent (as successor to the Original Agent (as defined below)) for the benefit of the Beneficiaries, each (other than, for certainty, the Existing Debenture) as confirmed pursuant to the Confirmations (collectively, together with all other Security (as defined in the Amended and Restated Credit Agreement) provided by the undersigned prior to the date hereof, the "Security");

AND WHEREAS, pursuant to a consent and second amending agreement (the "Second Amending Agreement", and the Existing Credit Agreement, as amended by the Second Amending Agreement, the "Amended Credit Agreement") made as of even date herewith, the Borrower, the Lenders and the Agent have agreed to further amend the Existing Credit Agreement;

AND WHEREAS the undersigned has been provided with a true, correct and complete copy of the Second Amending Agreement;

AND WHEREAS the undersigned wishes to confirm to the Agent and the other Beneficiaries that the Guarantee continues to apply to the Guaranteed Obligations and the Security continues to apply to the Secured Obligations.

IN CONSIDERATION of the sum of Cdn.$10.00 now paid by the Agent and the other Beneficiaries to the undersigned and other good and valuable consideration (the receipt and sufficiency of which are hereby conclusively acknowledged), the undersigned hereby confirms and agrees that:

1. each of the Guarantee (and the guarantees granted thereunder) and the Security (and the Security Interests granted thereunder) is and shall remain in full force and effect in all respects notwithstanding the amendment of the Existing Credit Agreement pursuant to the Second Amending Agreement;

2. the Guarantee (and the guarantees granted thereunder) shall continue to exist and apply to all of the Guaranteed Obligations, including, without limitation, the Guaranteed Obligations of the Borrower and the Subsidiaries (other than the undersigned) under, pursuant or relating to the Amended Credit Agreement;

3. the Security (and the Security Interests granted thereunder) shall continue to exist and apply to all of the Secured Obligations, including, without limitation, the Secured Obligations of the undersigned under, pursuant or relating to the Guarantee and the Amended Credit Agreement; and

4. the Existing Debenture is the "Debenture" contemplated by the Pledge and continues to be subject to the Pledge and all references to the "Debenture" (or terms of similar import) in the Pledge shall include, mean and be a reference to the Existing Debenture.

This Confirmation is in addition to and shall not limit, derogate from or otherwise affect any provisions of the Guarantee or Security including, without limitation, Article 2 and Article 3 of the Guarantee.

Capitalized terms used herein without express definition shall have the same meanings herein as are ascribed thereto in the Amended Credit Agreement, as the context requires.

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

DATED as of the date first written above.

[PRAIRIE LIGHTS POWER LIMITED PARTNERSHIP, by its general partner, PRAIRIE LIGHTS POWER GP INC. / PRAIRIE LIGHTS POWER GP INC.]

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Confirmation of Guarantee and Security ([Prairie Lights Power Limited  Partnership / Prairie Lights Power GP Inc.])